Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 2nd quarter earnings and 3rd quarter dividend

NEW ALBANY, Ind. (July 25, 2007) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the second quarter ended June 30, 2007 and the declaration of a quarterly cash dividend. On July 24, 2007, the Company's Board of Directors declared a $0.175 cash dividend per share on the common stock of the Company to be paid on August 27, 2007 to the stockholders of record of the Company at the close of business on August 9, 2007. The following tables summarize the Company's second quarter results (in thousands, except per share data):

                                                               Quarter Ended,               Quarter Ended
                                                                  June 30,          Percent    March 31,     Percent
                                                              2007         2006     Change       2007        Change
                                                              ----         ----     ------       ----        ------
Net income ..........................................       $    915    $    934     (2.0)%    $  1,015       (9.9)%
Net income per share, basic .........................       $   0.27    $   0.36    (25.0)     $   0.30      (10.0)
Net income per share, diluted .......................       $   0.27    $   0.36    (25.0)     $   0.29       (6.9)

                                                              Six Months Ended,
                                                                  June 30,         Percent
                                                               2007       2006      Change
                                                               ----       ----      ------
Net income ..........................................       $  1,930    $  1,729     11.6%
Net income per share, basic .........................       $   0.57    $   0.67    (14.9)
Net income per share, diluted .......................       $   0.56    $   0.66    (15.2)

                                                                  June 30,          Percent  December 31,    Percent
                                                              2007         2006     Change       2006        Change
                                                              ----         ----     ------       ----        ------
Total assets ........................................       $815,799    $687,679     18.6%     $816,633       (0.1)%
Loans, net ..........................................        619,355     524,928     18.0       607,932        1.9
Total deposits ......................................        566,665     474,911     19.3       549,918        3.0
Non-interest bearing deposits .......................         83,760      53,337     57.0        74,850       11.9

Net income for the three months ended June 30, 2007 decreased by 2.0% from the same period in 2006 primarily because of increases in provision for loan losses and non-interest expenses. Net income for the first six months of 2007 increased 11.6% over the same period in 2006 primarily because of the acquisition of The Scott County State Bank on July 1, 2006. Net income for the quarter ended June 30, 2007 declined 9.9% from the first quarter of 2007 due primarily to an increase in non-interest expense as the Company continued investing in infrastructure to support future growth including a new branch location and additional personnel. Basic and diluted earnings per share declined for the three and six months ended June 30, 2007 compared to the same periods in 2006 primarily because net income did not grow sufficiently to offset the increase in average shares outstanding due to the issuance of 862,875 shares in conjunction with the acquisition of The Scott County State Bank.

Total assets grew 18.6% from June 30, 2006 to $815.8 million at June 30, 2007, primarily due to the acquisition of The Scott County State Bank on July 1, 2006 which also resulted in corresponding increases in net loans, total deposits, and non-interest bearing deposits over the same period. The Company's total assets decreased slightly from $816.6 million as of December 31, 2006, or (0.1)%, while net loans, total deposits and non-interest bearing deposits increased by 1.9%, 3.0%, and 11.9%, respectively over the same period.

"We were excited to open a new branch of Your Community Bank in Jeffersonville, Indiana in June," stated James D. Rickard, President and Chief Executive Officer. "Our new branch will not only provide yet another convenient location for our existing customers in Clark County and Southern Indiana, but also grant us the opportunity to introduce our service commitment to new customers as well."

"Our goal is to demonstrate our commitment to the communities we serve while also enhancing our market share," continued Mr. Rickard. "Opening a new branch in Jeffersonville will help us to accomplish these goals and create value for our shareholders over the long run."

Asset Quality

                                                                              June 30,      December 31,     June 30,
                                                                                2007            2006           2006
                                                                                ----            ----           ----
Non-performing loans to total loans ....................................           0.92%           0.91%          0.95%
Non-performing assets to total loans ...................................           0.98            0.98           0.97
Net loan charge-offs to average loans (1) ..............................           0.08            0.22           0.36
Allowance for loan losses to total loans ...............................           0.91            0.92           0.96
Allowance for loan losses to non-performing loans ......................          98.87          102.00         101.15
Classified loans .......................................................     $   16,522      $   16,806     $   10,806
Impaired loans .........................................................     $    4,504      $    4,399     $    1,715

(1) Net loan charge-offs to average loans as of June 30, 2007 and June 30, 2006 are presented on an annualized basis.

The Company recorded a provision for loan losses of $294,000 for the six months ended June 30, 2007 as compared to $125,000 for the same period in 2006. The provision for loan losses increased by $150,000 and $169,000 for the three and six month periods ending June 30, 2007, respectively, from the same periods in 2006 due to an increase in the Company's estimate of loss on certain classified loans. Management has previously expensed and provided an amount for probable incurred related to these credits; however, current circumstances and management's estimate of the potential outcome dictated the credits be downgraded during the quarter and a corresponding provision for loan losses recorded. Management does not consider the downgrading of these credits to be an indication of an increase in the overall risk of probable losses within the loan portfolio; the credits were identified by the Company's internal loan classification process and appropriately classified based on the Company's loan policy and management's estimate of the probable loss based on current circumstances. The Company does not originate or hold any loans that are considered "subprime" and, therefore, does not have loss exposure within its portfolio from those types of loans.

Non-Interest Income

                                                                                                           Six
                                                                   Quarter Ended                       Months Ended
                                                                      June 30,          Percent           June 30,          Percent
(Dollars in thousands)                                             2007       2006      Change        2007        2006      Change
                                                                   ----       ----      ------        ----        ----      ------
Service charges on deposit accounts .........................    $   977    $   839       16.4%     $ 1,877     $ 1,485       26.4%
Commission income ...........................................         35         24       45.8           73          43       69.8
Gain on sale of mortgage loans ..............................         62         63       (1.6)          98         151      (35.1)
Loan servicing income, net of amortization ..................         12         16      (25.0)          26          34      (23.5)
Increase in cash surrender value
 of life insurance ..........................................        167        138       21.0          337         275       22.5
Other .......................................................        116         50      132.0          224         119       88.2
                                                                 -------    -------                 -------     -------
   Subtotal .................................................      1,369      1,130       21.2        2,635       2,107       25.1
Loss on sales of available for sale securities ..............         --         --          *           (8)         --          *
Gain on disposition of equity stock .........................         --         18     (100.0)          --          18     (100.0)
                                                                 -------    -------                 -------     -------
   Total ....................................................    $ 1,369    $ 1,148       19.3%     $ 2,627     $ 2,125       23.6%
                                                                 =======    =======                 =======     =======

* Not meaningful.

Non-interest income for the three and six months ended June 30, 2007 increased by 19.3% and 23.6%, respectively, from the same periods in 2006 primarily due to the acquisition of The Scott County Bank on July 1, 2006. Service charges on deposit accounts increased $138,000 and $392,000 for the three and six months ended June 30, 2007 as compared to the same periods in 2006 primarily from the operations of The Scott County State Bank and also due an increase of fees charged on certain deposit transactions and the increase in the number of transaction deposit accounts during 2007. The decrease in gains on sales of mortgage loans for the six months ended June 30, 2007 is attributable to a decrease in the volume of mortgage loans originated and sold into the secondary market in the first half of the year as compared to the same period in 2006.

Non-Interest Expense

                                                                                                           Six
                                                                 Quarter Ended                         Months Ended
                                                                    June 30,           Percent           June 30,            Percent
(Dollars in thousands)                                          2007        2006        Change        2007        2006        Change
                                                                ----        ----        ------        ----        ----        ------
Salaries and employee benefits ..........................     $ 2,859     $ 2,243        27.5%      $ 5,659     $ 4,489        26.1%
Occupancy ...............................................         425         349        21.8           888         689        28.9
Equipment ...............................................         363         245        48.2           683         520        31.3
Data Processing .........................................         563         567        (0.7)        1,128       1,098         2.7
Marketing and advertising ...............................         191         121        57.9           350         280        25.0
Legal and professional service fees .....................         399         263        51.7           683         481        42.0
Other ...................................................         893         533        67.5         1,624         990        64.0
                                                              -------     -------                   -------     -------
    Total ...............................................     $ 5,693     $ 4,321        31.8%      $11,015     $ 8,547        28.9%
                                                              =======     =======                   =======     =======

Most categories of non-interest expense increased from the three and six month periods ending June 30, 2006 as compared to the same periods in 2007 due primarily to the acquisition of The Scott County State Bank. Legal and professional service fees for the three and six months ended June 30, 2007 increased 51.7% and 42.0%, respectively, due to charges incurred in connection with loan collection efforts. Occupancy and equipment expense increased over the same period in 2006 due primarily to The Scott County State Bank and from the addition of new branches in 2006 and 2007. Other non-interest expenses for the three and six months ended June 30, 2007 increased 67.5% and 64.0%, respectively, due to multiple factors with the largest component of the increase due to amortization of the core deposit intangible asset recorded as part of the The Scott County State Bank acquisition.

Community Bank Shares of Indiana, Inc. is the parent company of Your Community Bank in New Albany, Indiana and The Scott County State Bank in Scottsburg, Indiana, which are full-service banking subsidiaries. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2006 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                                      June 30,        December 31,
                                                                        2007              2006
                                                                    -----------       ------------
                                                                           (In thousands)
ASSETS
Cash and due from banks                                             $    20,085        $    20,224
Interest bearing deposits in other financial institutions                 1,081              1,210
Securities available for sale, at fair value                            108,081            121,311
Loans held for sale                                                       1,247                908
Loans, net                                                              619,355            607,932
Premises and equipment, net                                              15,322             15,025
Core deposit intangible                                                   2,683              2,893
Goodwill                                                                 15,485             15,983
Other assets                                                             32,460             31,147
                                                                    ------------------------------
     Total Assets                                                   $   815,799        $   816,633
                                                                    ==============================

LIABILITIES
Deposits
     Non-interest bearing                                           $    83,760        $    74,850
     Interest bearing                                                   482,905            475,068
                                                                    ------------------------------
         Total deposits                                                 566,665            549,918
Short-term borrowings                                                    76,757             84,335
Federal Home Loan Bank advances                                          86,327             92,756
Subordinated debentures                                                  17,000             17,000
Other liabilities                                                         5,969              7,083
                                                                    ------------------------------
     Total Liabilities                                                  752,718            751,092
                                                                    ------------------------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                                     63,081             65,541
                                                                    ------------------------------
     Total Liabilities and Stockholders' Equity                     $   815,799        $   816,633
                                                                    ==============================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                               Three Months Ended                          Six Months Ended
                                                    June 30,                                    June 30,
                                         2007                     2006               2007                     2006
                                     -----------              -----------        -----------              -----------
                                     (In thousands, except per share data)      (In thousands, except per share data)
Interest income                      $    12,797              $    10,387        $    25,435              $    20,321
Interest expense                           7,128                    5,982             14,249                   11,511
                                     --------------------------------------------------------------------------------
Net interest income                        5,669                    4,405             11,186                    8,810
Provision for loan losses                    150                       --                294                      125
Non-interest income                        1,369                    1,148              2,627                    2,125
Non-interest expense                       5,693                    4,321             11,015                    8,547
                                     --------------------------------------------------------------------------------
Income before income taxes                 1,195                    1,232              2,504                    2,263
Income tax expense                           280                      298                574                      534
                                     --------------------------------------------------------------------------------
Net income                           $       915              $       934        $     1,930              $     1,729
                                     ================================================================================
Basic earnings per share             $      0.27              $      0.36        $      0.57              $      0.67
Diluted earnings per share           $      0.27              $      0.36        $      0.56              $      0.66
                                     ================================================================================